Exhibit 10.16

FISCAL YEAR                     SALES AND CONSULTING BONUS PLAN

Name:	Employee ID:
Title:	Effective Date:

COMPONENTS OF THE BONUS PLAN

There are 2 major components of the bonus plan, which are independent of each other:

I.	License Revenue and Outsourcing Bookings Growth Component
II.	License and Consulting Margin Component

I. LICENSE REVENUE and OUTSOURCING BOOKINGS GROWTH COMPONENT ASSUMPTIONS

•	All calculations are at constant dollar values.

•	Payment is made in US Dollars even though the basis of calculation is at constant dollars. No conversion from constant dollars to US Dollars is made.

•	License revenue and outsourcing growth bonus may not fall below zero.

•	The bonus for this component is calculated based on the confidential and proprietary formula set forth in Exhibit A to this Bonus Plan.

II. LICENSE and CONSULTING MARGIN COMPONENT ASSUMPTIONS

License and Outsourcing Margin:

•	All calculations are at constant dollar values.

•	License expense is adjusted to exclude the individual’s bonus expense/accrual, that was reported as part of the license expense, when calculating margin.

•	The bonus is paid on margin achieved above and beyond the gate.

•	The bonus for the licensing and outsourcing margin subcomponent is calculated based on the confidential and proprietary formula set forth in Exhibit A to this Bonus Plan.

Consulting Margin:

•	All calculations are at constant dollar values.

•	The bonus for the consulting margin subcomponent is calculated based on the confidential and proprietary formula set forth in Exhibit A to this Bonus Plan.

Total Margin Bonus:

•	The License and Outsourcing Margin Bonus and Consulting Margin Bonus are added together to reach a total margin bonus as set forth in Exhibit A to this Bonus Plan.

•	Individual bonus components may fall below zero; however the total margin bonus may not fall below zero.

•	Payment is made in US Dollars even though the basis of calculation is at constant dollars. No conversion from constant dollars to US Dollars is made.

FISCAL YEAR                     SALES AND CONSULTING BONUS PLAN

Name:	Employee ID:
Title:	Effective Date:

The maximum total cash compensation (salary, bonus and other cash compensation) for FY   cannot exceed $                   .

I acknowledge receipt and accept this document, accompanied by the FY   Sales and Consulting Executive Bonus Plan: Terms and Conditions, as my FY   Sales and Consulting Bonus Plan.

Date	Date

FISCAL YEAR                     SALES AND CONSULTING BONUS PLAN

Name:	Employee ID:
Title:	Effective Date:

EXHIBIT A TO SALES AND CONSULTING
BONUS PLAN: PROPRIETARY AND CONFIDENTIAL

[Omitted]

FISCAL YEAR                     SALES AND CONSULTING BONUS PLAN

Name:	Employee ID:
Title:	Effective Date:

FY__ Sales and Consulting Executive Bonus Plan: Terms and Conditions

An executive’s FY   Sales and Consulting Executive Bonus Plan (“Bonus Plan”) consists of this document (the “FY   Sales and Consulting Executive Bonus Plan: Terms and Conditions”), and the accompanying Individualized Bonus Plan as approved by the Oracle Corporation Board of Directors Committee on Compensation and Management Development (the “Compensation Committee”). Signature of the FY   Sales and Consulting Executive Bonus Plan: Terms and Conditions indicates acceptance of the Bonus Plan.

Administration of the Bonus Plan. The Compensation Committee may terminate the Bonus Plan, in whole or in part, suspend the Bonus Plan, in whole or in part from time to time, and amend the Bonus Plan, from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the Bonus Plan or in any award granted thereunder, so long as stockholder approval has been obtained, if required in order for awards under the Bonus Plan to qualify as “performance-based compensation” under Section 162(m). The Compensation Committee may amend or modify the Bonus Plan in any respect, or terminate the Bonus Plan, without the consent of any affected participant. However, in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to any award.

The Compensation Committee shall have all final discretion regarding the administration and interpretation of the Bonus Plan. The Compensation Committee shall make the final and binding determination of amounts payable under the Bonus Plan. Adjustments, modifications and changes may be made to bonuses, bonus rates, bonus factors, targets, margin gates, margin elements, or any other terms and conditions, and may result in a decrease in payments under the Bonus Plan. Awards under the Bonus Plan do not vest, and are not earned, until the Compensation Committee makes any and all final determinations and adjustments, modifications or changes of amounts payable under the Bonus Plan.

In addition, for any single large transaction, the Compensation Committee may review the transaction and determine appropriate treatment of the transaction under the Bonus Plan. Appropriate treatment may include, but is not limited to, limiting or reducing the applicable bonus, bonus rate, bonus factor, target, margin gate, margin elements, or any other terms and conditions. Bonuses under the Plan do not vest, and are not earned, until the Compensation Committee has determined final and appropriate treatment of the transaction.

The maximum total payout that any eligible executive may receive under the Bonus Plan is $                   , less any other cash compensation (including without limitation base salary) she or he receives with respect to fiscal year                     (i.e., the executive’s total cash compensation for FY   cannot exceed $                   ).

All awards will be paid in cash as soon as is practicable following determination of the award, unless the Committee has, prior to the grant of an award, received and approved, in its sole discretion, a request by a participant to defer receipt of an award in accordance with the Bonus Plan.

Executives on a paid or unpaid leave of absence will not be eligible to earn compensation under the Bonus Plan. Payments under the Bonus Plan may be adjusted to reflect time on leave.

Should an executive’s employment with Oracle terminate for any reason during fiscal year                    , the participant will not be eligible to receive an award under the Bonus Plan.

FISCAL YEAR                     SALES AND CONSULTING BONUS PLAN

Name:	Employee ID:
Title:	Effective Date:

Under present federal income tax law, the executive will realize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company.

Advances against compensation may result in the executive incurring a negative compensation balance, where compensation advanced exceeds compensation earned under the Bonus Plan. No additional payments under the Bonus Plan will be made to executives who have incurred a negative balance until the entire negative balance has been offset in full by earned compensation under the Bonus Plan. The Company reserves the right to recover all advances against compensation that are not offset against earned compensation under the Bonus Plan. Only the Compensation Committee is authorized to forgive advances against compensation.

Club Excellence. Club Excellence qualification criteria are set forth in the executive’s Individualized Sales Bonus Plan where applicable. Final selection for Club Excellence is at the discretion of the Company. Neither cash nor any other form of compensation will be paid in lieu of the award. The award may not be transferred to another person.

Oracle Policies. The executive agrees to abide by published Oracle policies including these Terms and Conditions, the Code of Ethics and Business Conduct, the Proprietary Information Agreement and other employment and/or financial guidelines.

At-Will Employment. Employment at Oracle is at-will. Oracle makes no express or implied commitment that employment will have a minimum or fixed term, that Oracle may take adverse employment action only for cause or that employment is terminable only for cause. Either the executive or Oracle may terminate the employment relationship at any time for any reason. Additionally, Oracle may take any other employment action at any time for any reason. No one at Oracle may make, unless specifically authorized in writing by Oracle’s Board of Directors, any promise, express or implied, that employment is for any fixed term or that cause is required for the termination of or change in the employment relationship.

Severability. If any portion of this FY   Sales and Consulting Executive Bonus Plan: Terms and Conditions shall, for any reason, be held invalid or unenforceable, or contrary to public policy or any law, the remainder of the FY   Sales and Consulting Executive Bonus Plan: Terms and Conditions shall not be affected by such invalidity or unenforceability, but shall remain in full force and effect, as if the invalid or unenforceable term or portion thereof had not existed within this FY   Sales and Consulting Executive Bonus Plan: Terms and Conditions.

Knowing and Voluntary Agreement. By signing the FY   Sales and Consulting Executive Bonus Plan: Terms and Conditions, the executive is agreeing that he or she has read and understood every provision set forth herein, and that, in consideration for participation in the Bonus Plan, agrees to abide by its terms. The executive accepts this FY   Sales and Consulting Executive Bonus Plan: Terms and Conditions, along with the accompanying Individualized Sales Bonus Plan, as his or her FY   Sales Bonus Plan.

ACKNOWLEDGED AND ACCEPTED:

Print Name

Signature	Date